CHICAGO                       FIRSTAR CENTER                        SACRAMENTO
DENVER                  777 EAST WISCONSIN AVENUE                    SAN DIEGO
JACKSONVILLE         MILWAUKEE, WISCONSIN 53202-5367             SAN FRANCISCO
LOS ANGELES              TELEPHONE (414) 271-2400                  TALLAHASSEE
MADISON                  FACSIMILE (414) 297-4900                        TAMPA
MILWAUKEE                                                     WASHINGTON, D.C.
ORLANDO                                                        WEST PALM BEACH
                            WRITER'S DIRECT LINE
                               414/297-5660

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                            012156/0101

                               October 30, 1998


The Primary Income Funds, Inc.
First Financial Centre
700 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

         We have acted as counsel for The Primary Income Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Primary Income Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable, except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

         We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                Very truly yours,



                                 Foley & Lardner